                                  EXHIBIT 11

                       To Cyprus Amax Minerals Company's
                         Quarterly Report on Form 10-Q
                      For the Quarter Ended June 30, 1999

                                  EXHIBIT 11

                  CYPRUS AMAX MINERALS COMPANY & SUBSIDIARIES

                                 -------------

                       Computation of Per Share Earnings

                      (In millions except per share data)

                                                                   Three Months                              Six Months
                                                                   Ended June 30,                           Ended June 30,
                                                       ----------------------------------         ----------------------------------
                                                           1999                  1998                  1999               1998
                                                       -------------       --------------         --------------     --------------

Net Income (Loss) from Continuing Operations             $   (36)              $   (36)               $   (77)           $   (53)
Net Income (Loss) from Discontinued Domestic
  Coal Division, Net of Taxes                            $   (12)              $     -                $     3            $    21
                                                         -------               -------                -------            -------
Net Income (Loss)                                        $   (48)              $   (36)               $   (74)           $   (32)
Preferred Stock Dividends                                     (5)                   (5)                    (9)                (9)
                                                         -------               -------                --------           -------
Income (Loss) Applicable to Common Shares                $   (53)              $   (41)               $   (83)           $   (41)
                                                         =======               =======                ========           =======

Basic:
Average Common Shares Outstanding                            90.5                 93.7                   90.5               93.7
                                                          =======              =======                =======            =======

Diluted:
Average Common Shares Outstanding                            90.5                 93.7                   90.5               93.7
Common Stock Equivalents - Options                             .5                    -                     .2                  -
Conversion of Series A Preferred Stock                        9.6                  9.6                    9.6                9.6
                                                          -------              -------                -------            -------

Diluted Average Common
  Shares Outstanding                                        100.6                103.3                  100.3              103.3
                                                          =======              =======                =======            =======

Basic
  Earnings (Loss) from Continuing Operations             $   (.45)             $  (.44)               $  (.95)           $  (.67)
  Earnings (Loss) from Discontinued Domestic
    Coal Division, Net of Taxes                          $   (.13)             $     -                $   .03            $   .23
                                                         --------              -------                -------            -------
  Net Loss per Common Share                              $   (.58)             $  (.44)               $  (.92)           $  (.44)
                                                         ========              =======                =======            =======
Diluted
  Earnings (Loss) from Continuing Operations             $   (.36)             $  (.35)               $  (.77)           $  (.51)
  Earnings (Loss) from Discontinued Domestic
    Coal Division, Net of Taxes                          $   (.12)             $     -                $   .03            $   .20
                                                         --------              -------                -------            -------
  Net Loss per Common Share                              $   (.48)             $  (.35)               $  (.74)           $  (.31)
                                                         ========              =======                =======            =======